ANNEX 2
                           DVI, INC.
                     1995 STOCK BONUS PLAN
                     ---------------------

1.   Preamble.
     --------

     DVI, Inc., a Delaware corporation (the "Company"), has established this DVI, Inc. 1995 Stock Bonus Plan, (as set forth herein and as amended from time to time the "Plan") as a means whereby the Company may provide key employees who have substantial responsibilities for the direction and management of the Company and its Subsidiaries (as hereinafter defined) with additional incentive to promote the success of the businesses operated by the Company and its Subsidiaries.

2.   Definitions.
     -----------

     2.01 "AFFILIATE" means, with respect to any person or entity, any person or entity who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity.

     2.02 "AWARD DATE" means the date upon which rights to receive shares of Bonus Stock are awarded to a Participant under the Plan.

     2.03 "BOARD" or "BOARD OF DIRECTORS" means the board of directors of the Company.

     2.04 "BONUS STOCK" means Common Stock awarded to a
Participant pursuant to this Plan and subject to the restrictions contained in Section 6.

     2.05 "BONUS STOCK AGREEMENT" means an agreement, substantially in the form of Exhibit A hereto, or such other agreement as the Committee shall from time to time approve to memorialize an award pursuant to hereto.

     2.06 "COMMITTEE" shall initially mean the Compensation Committee of the Board of Directors (so long as it meets the requirements of this Section), or, in the event the Compensation Committee fails to meet such requirements, such other committee selected by the Board which is comprised exclusively of Directors, PROVIDED that each member of the Committee (a) shall not, at any time within one year prior to, or at any time during such member's term of service on the Committee, have received any award of Bonus Stock under the Plan or any other equity security under any other plan maintained by the Company or any of its affiliates, except as permitted pursuant to the provisions of Rule 16b-3(c)(2)(i) of the Exchange Act or any successor rule thereto; and (b) shall be an outside Director as determined under Proposed Regulation 26 CFR Sec.1.162-27(e)(3) or any final or successor regulation thereto.

     2.07 "COMMON STOCK" means the common stock of the Company, $.005 par value.

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     2.08 "DIRECTOR" means a member of the Board.

     2.09 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

     2.10 "FAIR MARKET VALUE" means for the relevant day:

          (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

          (b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System ("NASDAQ System"), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

          (c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Committee based upon the best available data, which determination shall be conclusive for all purposes.

     2.11 "PARTICIPANT" means an employee of the Company to whom rights to receive Bonus Stock have been awarded under the Plan.

     2.12 "SALE OF THE COMPANY" means the earliest to occur of the following events, whether in one transaction or a series of related transactions:

          (a) any sale, lease, exchange or transfer of all or substantially all of the assets of the Company and/or its Subsidiaries to any party other than an Affiliate of the Company; or

          (b) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act except where a person is deemed to have acquired beneficial ownership by virtue of

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     Rule 13-3(d)(1)(i) under the Exchange Act), directly or
     indirectly, of 75% or more of the total voting power of all classes of capital stock then outstanding of the Company normally entitled to vote in the election of Directors.

     2.13 "SECURITIES ACT" means the Securities Act of 1933, as it exists now or from time to time may hereafter be amended.

     2.14 "SUBSIDIARY" means any corporation or other entity of which the majority voting power or equity interest is owned directly or indirectly by the Company.

3.   Stock Subject to the Plan.
     --------------------------

     Except as otherwise provided in Section 8, the aggregate number of shares of Common Stock that may be awarded as Bonus Stock under this Plan may not exceed 200,000 shares. Shares of Common Stock reserved for issuance pursuant to this Plan may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any award of rights to receive Bonus Stock hereunder shall terminate or expire, as to any number of shares, new rights to receive Bonus Stock may thereafter be awarded with respect to such shares. Except as otherwise provided in Section 8, the aggregate number of shares of Common Stock that may be awarded as Bonus Stock to any Participant may not exceed 100,000.

4.   Administration.
     --------------

     The Plan shall be administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the exclusive authority:

          (a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

          (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

          (c) subject to the express provisions of the Plan, to determine the Participants who will receive awards of rights to receive Bonus Stock, the times when Participants will receive such awards, the number of shares to be subject to each award and the payment terms, payment method, and expiration date applicable to each award;

          (d)  to contest on behalf of the Company or
     Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of Bonus Stock (or rights to receive the same);

          (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of rights to receive Bonus Stock granted thereunder as it may deem

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     necessary or advisable; and

          (f)  to determine whether income tax withholding under
     Section 9 of this Plan will be required.

5.   Eligible Employees.
     ------------------

     Subject to the provisions of the Plan, the Committee shall determine from time to time those key employees of the Company or a Subsidiary who shall be designated as Participants and the number of shares of Bonus Stock to which each such Participant shall be granted rights or receive upon the terms and subject to the conditions of this Agreement.

6.   Terms and Conditions of Awards.
     ------------------------------

     The Committee, in its discretion, may award the right to receive shares of Bonus Stock to any Participant under the Plan. Each award of the right to receive shares of Bonus Stock shall be evidenced by a Bonus Stock Agreement between the Company and the Participant. Each award of the right to receive shares of Bonus Stock under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

          (a) ISSUANCE OF SHARES. No shares of Bonus Stock will be issued until (i) payment therefor is made in accordance with Section 7 hereof and (ii) the earlier to occur of (x) such time on or prior to December 31, 1998 as the Fair Market Value per share of Common Stock is greater than or equal to $16 for a period of 30 consecutive calendar days; and (y) immediately prior to the occurrence of a Sale of the Company at any time on or prior to December 31, 1998 so long as the value of the consideration to be paid to all stockholders of the Company in connection with such Sale of the Company is greater than or equal to $13 per share of Common Stock. The determination of the Committee as to the occurrence of either condition to issuance shall be final and binding on the Company and all Participants in the Plan. In the event neither condition to issuance shall occur on or prior to December 31, 1998, no shares of Bonus Stock will be issued pursuant hereto and this Plan shall terminate.

          Subject to the provisions of subparagraphs (b) and (c) below and any other restrictions imposed by law, certificates evidencing shares of Bonus Stock shall be delivered to Participants as soon as practicable after they are issued.

          (b) FORFEITURES. A Participant shall forfeit all rights to receive shares of Bonus Stock awarded to such Participant hereunder on the date that such participant's employment by the Company is terminated for any reason. A

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     transfer of a Participant's employment from the Company to a Subsidiary or affiliate, or VICE VERSA shall not be a termination of employment for purposes of this Plan. This
     Section 6(b) shall not apply to any shares of Bonus Stock which shall have been issued prior to the date upon which such Participant's employment by the Company is terminated.

          (c) LEGENDS. Each certificate representing shares of Bonus Stock issued to any Participant who may (in the Company's discretion) be deemed to be an "affiliate" of the Company for purposes of the Securities Act shall bear the following (or a similar) legend:

          "The shares of Common Stock represented
          hereby have not been registered under the Securities Act of 1933, as amended (the
          Securities Act"), or any state securities laws. These securities may not be transferred or resold except as permitted under the Securities Act and the applicable state securities laws, pursuant to either registration thereunder or exemption therefrom."

7.   Payment for Shares of Bonus Stock.
     ---------------------------------

     In connection with the issuance of shares of Bonus Stock pursuant hereto, the Participant shall pay or the Company shall cause to be paid an amount equal to the product of (a) the par value per share of the Common Stock, multiplied by (b) the number of shares of Bonus Stock to be issued.

8.   Adjustments to Reflect Changes in Capital Structure.
     ----------------------------------------------------

     If there is any change in the corporate structure or shares of the Company, the Board of Directors may make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding rights to receive Bonus Stock in the number and kind of shares covered thereby. For the purpose of this Section 8, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

9.   Withholding Tax.
     ---------------

     The Company shall have the right to withhold, from any compensation payable to Participants, any income taxes required by law to be withheld as a result of the issuance of Bonus Stock or the grant to the Participant of rights to receive the same.

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10.  No Right To Employment.
     ----------------------

     Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any Subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

11.  Amendment of the Plan.
     ---------------------

     The Committee may from time to time amend or revise the terms of this Plan in whole or in part and may, without limitation, adopt any amendment deemed necessary; provided, however, that (a) no change in any award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent and (b) the Committee may not, without approval by the holders of a majority of the shares of the Company's Common Stock present at a duly held stockholders' meeting or otherwise represented and entitled to vote thereon, (i) change the aggregate number of shares of Common Stock that may be awarded pursuant to the Plan (except in accordance with the provisions of Section 8), (ii) change the class of eligible individuals who may receive awards under the Plan, or (iii) materially increase benefits accruing to Participants under the Plan.

12.  Conditions Upon Issuance of Shares.
     ----------------------------------

     Rights to receive Bonus Stock shall not be awarded and shares of Bonus Stock shall not be issued unless any such transaction shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

13.  Effective Date and Termination of Plan.
     --------------------------------------

     13.1 EFFECTIVE DATE. This Plan is effective as of the later of the date of its adoption by the Committee, or the date it is approved by the stockholders of the Company, in accordance with Rule 16b-3(b) under the Exchange Act.

     13.2 TERMINATION OF THE PLAN. The Plan will terminate on January 1, 1999, or at such other time as the Committee, in its sole discretion, may determine. The Committee may terminate the Plan at any time with respect to any shares of Common Stock authorized for awards under Section 3 for which rights to receive the same have not been awarded under this Plan.

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Termination of the Plan will not affect the rights and
obligations of any Participant with respect to awards to receive
Bonus Stock which have been granted prior to termination and shares of Bonus Stock which have been issued prior to termination to Bonus Stock awarded before termination.

14.  Rules of Construction.
     ---------------------

     14.1 GOVERNING LAW. The construction and operation of this Plan are governed by the laws of the State of Delaware.

     14.2 UNDEFINED TERMS. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.

     14.3 HEADINGS. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

     14.4 GENDER. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.

     14.5 SINGULAR AND PLURAL. Unless clearly inappropriate, singular terms refer also to the plural and VICE VERSA.

     14.6 SEVERABILITY. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

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                           EXHIBIT A


                 Form of Bonus Stock Agreement

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